                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                CorVu Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                CORVU CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

         The Annual Meeting of Shareholders of CorVu Corporation will be held on April 23, 2002, at 3:30 p.m. (Minneapolis time), at the Grand Hotel (formerly the Minneapolis Athletic Club), 615 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

         1.       To set the number of directors at five (5).

         2.       To elect directors for the ensuing year.

         3. To ratify the selection of Virchow, Krause & Company, LLP, as the Company's independent auditors for the current fiscal year.

         4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on March 15, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Justin M. MacIntosh
                                       CHIEF EXECUTIVE OFFICER

March 22, 2002
Edina, Minnesota

                                CORVU CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2002

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of CorVu Corporation ("the Company") for use at the Annual Meeting of Shareholders to be held on April 23, 2002, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 3400 West 66th Street, Edina, Minnesota 55435. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about March 22, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 15, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 15, 2002, the Company had outstanding two classes of stock entitled to vote at the Annual Meeting: (i) 20,442,651 shares of Common Stock, and (ii) 200 shares of Series A Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to eight votes on each matter to be voted upon at the meeting. Holders of Common Stock and Preferred Stock are not entitled to cumulative voting rights.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table provides information as of March 15, 2002, concerning the beneficial ownership of the Company's voting securities by: (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) the persons known by the Company to own more than 5% of a class of voting stock of the Company, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares owned by them.

                                             Common Stock                             Preferred Stock
                              --------------------------------------        -------------------------------
Name or                       Number of                                     Number of
Identity of Group             Shares                                        Shares                            Percent of Common
                              Beneficially                                  Beneficially      Percent of      Stock and Preferred
                              Owned                  Percent of Class(1)    Owned             Class(1)        Stock Combined
---------------------------------------------------------------------------------------------------------------------------------
David C. Carlson (2)                 476,688(3)               2.3%             --               --                   2.3%
Ismail Kurdi (2)                   1,700,388(4)               8.3%             --               --                   8.3%
Justin M. MacIntosh (2)           10,256,626(5)              46.2%             --               --                  46.2%
James L. Mandel (2)                  262,968(6)               1.3%             --               --                   1.3%
Alan M. Missroon (2)                 390,895(7)               1.9%             --               --                   1.9%
Directors and executive
    officers as a group           13,087,565(8)              56.8%             --               --                  56.8%
---------------------------------------------------------------------------------------------------------------------------------
Troy Rollo (9)                     1,203,767(10)              5.8%             --               --                   5.8%
Rollosoft Pty Ltd (9)              1,080,558(11)              5.3%             --               --                   5.3%
---------------------------------------------------------------------------------------------------------------------------------
Alice L. Lorimer and
    Vincent T. Lorimer,
    Trustees, Vincent
    T. Lorimer Revocable
    Trust dtd 2/15/90(12)                  --                  --             200               100%                    *
---------------------------------------------------------------------------------------------------------------------------------
Opella Holdings Limited (13)       8,295,907(14)             39.1%             --                --      39.1%
DOMINIC K.K. SUM(13)               8,295,907(15)             39.1%             --                --      39.1%
---------------------------------------------------------------------------------------------------------------------------------

*Less than 1%

(1) For each person or group, any securities that the person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, have been added to the total amount of outstanding shares when determining the percent owned by such person or group.

(2)      Address: 3400 W. 66th Street, Suite 445, Edina, MN 55435.

(3) Mr. Carlson's beneficial ownership includes 330,834 shares of Common Stock which may be purchased upon exercise of currently exercisable options.

(4) Mr. Kurdi's beneficial ownership includes 117,563 warrants and 20,000 shares which may be purchased upon exercise of currently exercisable options.

(5) Mr. MacIntosh's beneficial ownership includes (i) 7,541,733 shares and 754,174 warrants registered in the name of Barleigh Wells Limited (see also footnotes 14 and 15), (ii) 11,554 warrants held by Blamac Holdings Limited, (iii) 990,768 shares of Common Stock which may be purchased upon exercise of currently exercisable options and warrants held by Mr. MacIntosh, and (iv) 234,244 shares of Common Stock and 8,142 warrants held by Mr. MacIntosh's spouse and a company controlled by his spouse. Mr. MacIntosh disclaims beneficial ownership of the shares and warrants owned by his spouse.

(6) Mr. Mandel's beneficial ownership includes (i) 69,872 shares which may be purchased upon exercise of currently exercisable options and warrants held by Mr. Mandel and (ii) 40,350 shares and 4,035 warrants held by Mr. Mandel's spouse. Mr. Mandel disclaims beneficial ownership of the shares and warrants owned by his spouse.

(7) Mr. Missroon's beneficial ownership includes 293,334 shares of Common Stock issuable under currently exercisable stock options.

(8) Includes 2,600,276 shares which may be purchased upon exercise of currently exercisable options and warrants.

(9) Address: C/-Crispin & Jeffery, Level 2, 57 Grosvenor Street, Neutral Bay NSW 2089, AUSTRALIA.

(10) Mr. Rollo's beneficial ownership includes (i) 982,325 shares of Common Stock held by Rollosoft Pty. Limited, (ii) warrants to purchase 98,233 shares of Common Stock held by Rollosoft Pty. Limited, and (iii) 123,209 shares of Common Stock issuable under currently exercisable stock options.

(11) Mr. Rollo is the sole shareholder, director and officer of Rollosoft Pty. Limited. Rollosoft Pty. Limited's beneficial ownership includes warrants to purchase 98,233 shares of Common Stock held by Rollosoft Pty. Limited.

(12)     Address:  7500 York Avenue South, #344, Edina, MN 55435.

(13) Address: c/o Tempio Corporate Consultants Limited, Suite 701, 7/F, 6-8 Pottinger Street, Central, HONG KONG.

(14) Opella Holdings Limited as trustee of The Asia Pacific Technology Trust is the beneficial owner of (i) 7,541,733 shares of Common Stock registered in the name of Barleigh Wells

         Limited as street name holder, and (ii) warrants to purchase 754,174 shares of Common Stock. Opella Holdings Limited shares beneficial ownership of the shares with Mr. MacIntosh (see footnote 5) and Mr. Sum (see footnote 15).

(15) Mr. Sum is the sole shareholder of Opella Holdings Limited (see footnote 11). The director of Opella Holdings Limited is Pio Services Limited whose sole shareholder is Tempio Group of Companies Limited which in turn is wholly owned by Mr. Sum. Pio Services Limited has two directors, one of which is Mr. Sum.


                              ELECTION OF DIRECTORS
                              (PROPOSALS #1 AND #2)

GENERAL INFORMATION

         The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the shareholders. The Board of Directors recommends that the number of directors be set at five and that five directors be elected at the Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at five, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

         The names and ages of all of the director nominees and the positions held by each with the Company are as follows:


        NAME                     AGE      POSITION
        David C. Carlson         45       Chief Financial Officer; Director
        Ismail Kurdi             33       Director
        Justin M. MacIntosh      51       Chairman, President, Chief Executive Officer; Director
        James L. Mandel          45       Director
        Alan M. Missroon, Jr.    38       Vice President of Sales - The Americas; Director

         DAVID C. CARLSON. Before joining CorVu Corporation as Chief Financial Officer in July 1996, Mr. Carlson gained extensive experience in the area of accounting and business operations. He served from July 1979 to July 1984 in the audit division of Arthur Andersen & Co. From July 1984 to April 1989, he held the position of Controller and later, Vice President of Finance at Canterbury Park, a horse racing facility. He joined the Minnesota Timberwolves, a professional sports franchise, in April 1989 as Controller, a position he subsequently held at a local health and fitness chain until May 1996; the sports franchise and the health and fitness chain were under common ownership. Mr. Carlson is responsible for all areas of financial management of CorVu. He became a member of the Board of Directors of CorVu Corporation in December 1996 and was elected to the Board of Directors of the Company, which survived the merger of CorVu Corporation into Minnesota American, Inc. in January 2000.

         ISMAIL KURDI. Mr. Kurdi received a Bachelor of Science from Boston University in May 1992. From September 1992 to September 1993, he was with Oxy USA, a subsidiary of Occidental Petroleum. In October 1993, he relocated back to England where he is a real estate developer and investor. He serves on the board of directors for several British property companies which are not reporting companies. Mr. Kurdi was elected to the Board of Directors of CorVu Corporation in December 1996 and was elected to the Board of Directors of the Company, which survived the merger of CorVu Corporation into Minnesota American, Inc. in January 2000.

         JUSTIN M. MACINTOSH. After a career in the equity and real estate markets of Australia, Mr. MacIntosh founded MACS Software Company, a provider of business application software, in 1977. He served as Chairman and CEO of MACS until he founded the former parent company of CorVu in Australia in 1990. Since the incorporation of CorVu Corporation in Minnesota in September 1995, Mr. MacIntosh has served as Chairman, President and Chief Executive Officer, and as a director of the company. He was elected as director, Chairman of the Board, President and Chief Executive Officer of the Company, which survived the merger of CorVu Corporation into Minnesota American, Inc. in January 2000.

         JAMES L. MANDEL. Mr. Mandel was elected a director of Minnesota American in 1987 and continued as a director of the Company, which survived the merger of CorVu Corporation into Minnesota American, Inc. in January 2000. He has been the Chief Executive Officer and a director of Vicom Inc., a full service telecommunications company which is reporting to the SEC under the Securities Exchange Act of 1934 and is headquartered in Minneapolis, since September 1998. From January 1997 to September 1998, he was Chairman of Call 4 Wireless LLC and from January 1992 to February 1997, he served as a Vice President of Grand Casinos, Inc.

         ALAN M. MISSROON, JR. Mr. Missroon gained his knowledge of the business intelligence market while working at Burroughs Corporation (Unisys) and during his eight years (from July 1987 to November 1995) at IQ Software Corporation in which he became familiar with a variety of positions in sales, sales management, product design and marketing. From December 1995 to December 1996, he worked at Praxis International. From January 1997 to June 2001, Mr. Missroon was responsible for worldwide operations, product positioning, market awareness, interfacing with trade press and analysts and other general marketing duties. In July 2001, Mr. Missroon was assigned the responsibilities of Vice President of Sales - The Americas. He joined CorVu Corporation in January 1997 and was elected as one of the directors of CorVu Corporation in February 1997. He was elected to the Board of

Directors of the Company, which survived the merger of CorVu Corporation into Minnesota American, Inc. in January 2000.

COMMITTEE AND BOARD MEETINGS

         The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, whose members are Ismail Kurdi and James Mandel, is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee met four times during fiscal 2001. The Compensation Committee, whose members are Ismail Kurdi and James Mandel, recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's stock option plan. The Compensation Committee met once during fiscal 2001.

         The Directors and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Directors or Committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2001, the Board of Directors held six formal meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s)) of the Board and of committee(s) of which he was a member.

DIRECTORS' FEES

         For the current fiscal year ending June 30, 2002, directors who are not employees of the Company are compensated at the rate of $1,225 per month plus $1,225 for each Board meeting attended and $500 for each committee meeting attended. In addition, on July 11, 2001, each nonemployee director received a five-year nonqualified option to purchase 10,000 shares at an exercise price of $.12 per share, which was the market value of CorVu's Common Stock on the date of grant.


                             AUDIT COMMITTEE REPORT

         The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition (two independent directors) satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

         In accordance with its written charter adopted by the Board of Directors (filed as Appendix A to the proxy statement for the Company's 2001 Annual Meeting), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited consolidated financial statements with management;

         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

         (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission.

                           MEMBERS OF THE AUDIT COMMITTEE:
                                    Ismail Kurdi
                                    James L. Mandel


                 CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

         On May 28, 1999, David Carlson, the Chief Financial Officer and a director of the Company, and his wife Cynthia loaned the Company $300,000. Interest payable was based upon a bank index rate plus 2%. The Company paid the promissory note in full on December 13, 1999. On March 31, 2000, Mr. Carlson and his wife loaned the Company $300,000. Interest payable is based upon a bank index rate plus 2%. Subsequently, principal payments totaling $288,000 were made. In December 2001, the remaining balance of $12,000 was converted by Mr. Carlson into 80,000 shares of Common Stock at a price of $0.15 per share, the fair market value of the stock on the date of conversion.

         One of the directors of the Company, Ismail Kurdi, advanced money to the Company at an interest rate of 5% per annum on numerous occasions in fiscal 1997, fiscal 1998 and fiscal 1999. Mr. Kurdi advanced $150,000 on June 26, 1997, $200,000 on October 28, 1997, and $250,000 on December 26, 1997. The Company paid amounts of $80,000 each back to Mr. Kurdi on January 27, 1998 and February 27, 1998. Mr. Kurdi loaned $150,000 to the Company on November 27, 1998, so that as of December 31, 1998, the Company owed Mr. Kurdi the principal amount of $590,000 and interest totaling $29,489. Mr. Kurdi advanced $200,000 to CorVu on February 26, 1999 and $30,000 on April 14, 1999. As of June 30, 1999,
outstanding loans from Mr. Kurdi to the Company totaled $820,000. Mr. Kurdi and the Company agreed to convert the amount of $790,000 into CorVu Common Stock, at a per share price of $2, effective June 30, 1999. On October 13, 1999, Mr. Kurdi advanced $150,000 to the Company. On December 13, 1999, the Company paid $30,000 to Mr. Kurdi. As of December 31, 1999, the principal amount of $150,000 was outstanding, as well as interest in the amount of $49,975. On January 31, 2000, the Company paid the principal of $150,000 back to Mr. Kurdi. In April 2000, Mr. Kurdi exercised warrants at $.01 per share and the Company reduced the amount of interest owing by the exercise price ($2,750). On February 15, 2001, Mr. Kurdi converted the interest owed on the advances ($47,871) together with unpaid director fees ($18,500)
and reimbursable travel expenses incurred in attending Board meetings ($13,005) into 387,200 shares of common stock at a price of $0.205, the fair market value of the stock on the date of conversion.

         Justin M. MacIntosh, the Chairman, President, Chief Executive Officer of the Company and one of its directors, and his wife, advanced money to the Company on a regular basis. As of the end of fiscal year 2001, the Company owed approximately $536,000 on these advances, including accrued interest of approximately $24,000. The Company has entered into term notes covering such amount, which bear interest at 8.5%, are due on demand and expire December 31, 2005. The notes are secured by substantially all of the assets of the Company. The Company intends to settle these amounts as soon as possible.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation, paid or accrued, during each of the Company's last three fiscal years to the Chief Executive Officer and to the other executive officers whose total annual salary and bonus paid or accrued during fiscal year 2001 exceeded $100,000.

                                                                                  Long Term Compensation
                                                                           -------------------------------------
                                                                                    Awards             Payouts
                                                                           -------------------------------------
                                                                           Restricted    Securities
                                             Annual Compensation              Stock      Underlying     LTIP         All Other
   Name and Principal        Fiscal         -------------------              Awards       Options      Payouts     Compensation
        Position              Year   Salary ($)      Bonus ($)   Other ($)     ($)          (#)          ($)            ($)
-------------------------------------------------------------------------------------------------------------------------------
Justin M. MacIntosh(1)(2)    2001      276,800          --          --            --         40,000        --             --
  Chairman and Chief         2000      442,640          --          --            --        843,750        --             --
  Executive Officer          1999      412,000          --          --            --           --          --             --

David C. Carlson             2001      115,000        13,500        --            --        125,000        --             --
  Chief Financial            2000      115,000        52,000        --            --         90,000        --             --
  Officer                    1999      100,000          --          --            --         45,000        --             --

Alan M. Missroon, Jr.        2001      150,000        20,000        --            --        125,000        --             --
  Vice President             2000      150,000        80,000        --            --         63,750        --             --
  Marketing                  1999      124,500          --          --            --         11,250        --             --

(1)      Includes salary from CorVu Australasia Pty. Ltd.
(2) $242,000 of fiscal 2000 and 2001 salary amounts were subsequently forgiven by Mr. MacIntosh as part of his amended employment contract. See "Employment Agreements."

OPTION GRANTS DURING 2001 FISCAL YEAR

         The following table provides information regarding stock options granted during fiscal 2001 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.


                                                         Percent of Total
                                Number of Shares        Options Granted to      Exercise or
                               Underlying Options           Employees            Base Price
Name                               Granted(1)             in Fiscal Year          Per Share       Expiration Date
----                           ------------------      --------------------        ------         ---------------
Justin M. MacIntosh                  40,000                   1.87%                 $0.20            02/09/08

David C. Carlson                     20,000                   0.90%                 $1.31            08/03/07
                                     15,000                   0.70%                 $0.59            10/12/07
                                     30,000                   1.40%                 $0.20            02/09/08
                                     60,000                   2.80%                 $0.25            04/06/08

Alan M. Missroon, Jr.                20,000                   0.90%                 $1.31            08/03/07
                                     15,000                   0.70%                 $0.59            10/12/07
                                     30,000                   1.40%                 $0.20            02/09/08
                                     60,000                   2.80%                 $0.25            04/06/08

(1) Each option is exercisable in three equal annual installments commencing on the date of grant.

OPTION EXERCISES DURING 2001 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         No options were exercised by the named executive officers during fiscal 2001. The following table provides information related to the number and value of options held at June 30, 2001:

                                       Number of Securities
                                      Underlying Unexercised                  Value of Unexercised In-the-
                                    Options At Fiscal Year End             Money Options At Fiscal Year End(1)
                                 -------------------------------           -----------------------------------
Name                             Exercisable       Unexercisable          Exercisable             Unexercisable
----                             -----------       -------------          -----------             -------------
Justin M. MacIntosh                 688,334           251,666                 0                         0
David C. Carlson                    266,667           105,833                 0                         0
Alan M. Missroon, Jr.               230,417           104,583                 0                         0

(1) Value is calculated on the basis of the difference between the option exercise price and $0.15, the average of the closing bid and ask price on June 29, 2001, as quoted on the OTC Bulletin Board.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1999, the Company entered into a three-year employment agreement with Justin M. MacIntosh that was amended effective January 1, 2001. Pursuant to the agreement, Mr.

MacIntosh will serve as Chairman, President and Chief Executive Officer. Commencing January 1, 2001, Mr. MacIntosh will be paid an annual base salary of $180,000 and will forgive cash compensation in the total amount of $241,588 that was accrued under the Agreement through December 2000. Mr. MacIntosh will also be entitled to receive an annual bonus based on the Company's audited earnings before interest and taxes ("EBIT") for the fiscal years 2001, 2002 and 2003. The bonus will be 30% of any EBIT up to $1 million, 20% of EBIT between $1,000,001 and $2 million, 10% of EBIT between $2,000,001 and $3 million, and 5% of EBIT over $3 million. Mr. MacIntosh was also granted options to purchase a total of 675,000 shares of the Company's Common Stock at $1.33 per share, with 225,000 of these options vesting at the beginning of each employment year. Mr. MacIntosh will participate in any retirement, welfare and other benefit program our Company provides for its executive officers. He will receive payments in the amount of at least 9 monthly installments of the base salary in effect at the time of termination if the Company terminates his employment without cause. Mr. MacIntosh is subject to certain confidentiality and non-compete provisions under the agreement.

         Effective July 15, 1996, the Company entered into a one-year employment agreement with David Carlson that was amended as of July 20, 1998. Pursuant to the agreement Mr. Carlson serves as the Company's Chief Financial Officer. The term of the agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Carlson currently receives an annual base salary in the amount of $115,000 and additional 25% quarterly bonus payments, based on attaining quarterly business plan profits and his personal performance. Mr. Carlson will participate in any retirement, welfare and other benefit program the Company provides for its executive officers. Both parties to the agreement can terminate the agreement without cause upon 60 days prior written notice. Mr. Carlson is subject to certain confidentiality provisions under the agreement.

         Effective January 2, 1997, the Company entered into a one-year employment agreement with Alan M. Missroon, Jr. From January 1997 to June 2001, Mr. Missroon served as the Company's Vice President of Marketing. In July 2001, Mr. Missroon was assigned the responsibilities of Vice President of Sales - The Americas. The agreement automatically renews for successive one year terms unless terminated earlier. Mr. Missroon receives an annual base salary of $150,000 plus commissions equal to 2% of all license sales occurring in the Americas region. In addition, Mr. Missroon was granted options to purchase a total of 112,500 shares of CorVu Common Stock at $2.53, all of which have vested. Mr. Missroon will participate in any retirement, welfare and other benefit program the Company provides for its executive officers. If the Company terminates his employment without cause, Mr. Missroon will receive his base salary for a period of three months after the date of termination, with an additional one month of base pay added for each year of employment up to a maximum of six months. Mr. Missroon is subject to certain confidentiality and non-compete provisions under the agreement.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to Insiders were complied with.


                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS
                                  (PROPOSAL #3)

         Prior to the Company's merger with CorVu Corporation, the principal accountant of Minnesota American, Inc. was Virchow Krause & Company, LLP. Since the company surviving the merger, CorVu Corporation, f/k/a Minnesota American, Inc., continued to operate the business of the former CorVu Corporation, the Company's executive officers decided to continue working with the accountant of the former CorVu Corporation, KPMG LLP, and to terminate the relationship with Virchow Krause & Company, LLP effective as of the merger on January 14, 2000. The Company is not aware that Virchow Krause & Company, LLP issued any report during the two years before the merger that contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. The change of accountants was not recommended to or approved by the board of directors or any committee of the board. The Company is not aware that there was any disagreement between Minnesota American, Inc. and Virchow Krause & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On June 22, 2001, KPMG LLP resigned as the Company's principal independent accountant. There were not, in connection with the audits of the fiscal years ended June 30, 2000 and 1999 and any subsequent interim period preceding KPMG LLP's resignation, any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has KPMG LLP's report on the financial statements of the Company for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to audit scope or accounting principles. The audit reports of KPMG LLP on the consolidated financial statements as of and for the years ended June 30, 2000 and 1999 contained a separate paragraph stating that the Company has suffered recurring losses from operations, has a working capital deficiency and has a stockholders' deficit that raises substantial doubt about its ability to continue as a going concern.

         Effective July 30, 2001, Virchow, Krause & Company, LLP was engaged as the Registrant's independent accounting firm. The decision to engage Virchow, Krause & Company, LLP as the Company's accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

         As stated above, Virchow, Krause & Company, LLP acted as the independent accounting firm for the Company prior to the merger of the Company with CorVu Corporation. The Company did not consult

Virchow, Krause & Company, LLP on any matter during its two most recent fiscal years or any later interim period.

         Although it is not required to do so, the Board wishes to submit the selection of Virchow Krause & Company, LLP, for shareholders' ratification at the 2002 Annual Meeting. If the selection is not ratified, the Board will reconsider its selection. A representative of Virchow Krause & Company, LLP, is expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if so desired, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.

         AUDIT FEES. The aggregate fees billed by the Company's auditors for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for fiscal 2001 and reviews of the financial statements included in the Company's Forms 10-QSB for fiscal 2001 were $54,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Company's auditors did not bill any fees for financial information systems design and implementation services rendered to the Company during fiscal 2001.

         ALL OTHER FEES. The aggregate fees billed by the Company's auditors for all other non-audit services rendered to the Company for fiscal 2001, including fees for tax-related services, were $15,000.

         The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the auditors' independence and has determined that such services have not adversely affected the auditors' independence.


                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 annual meeting of shareholders must be received by the Company by November 22, 2002, to be considered for inclusion in the Company's proxy statement and related proxy for the 2003 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after February 5, 2003, then management named in the Company's proxy form for the 2003 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                                   FORM 10-KSB

         A COPY OF THE COMPANY'S FORM 10-KSB ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2001 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF CORVU COMMON STOCK ON MARCH 15, 2002, THE RECORD DATE FOR THE 2002 ANNUAL MEETING, AND SHOULD BE DIRECTED TO DAVID C. CARLSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Justin M. MacIntosh
                                         CHIEF EXECUTIVE OFFICER

Dated:   March 22, 2002
         Edina, Minnesota

                                CORVU CORPORATION
                            PROXY FOR ANNUAL MEETING
                           Of Shareholders To Be Held
                                 April 23, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints JUSTIN M. MACINTOSH and DAVID C. CARLSON, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of CorVu Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Grand Hotel, 615 Second Avenue South, Minneapolis Minnesota, at 3:30 p.m. (Minneapolis time) on April 23, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                    CORVU CORPORATION 2002 ANNUAL MEETING The
      Board of Directors recommends that you vote FOR each proposal below.

1.  Set the number of directors at five (5)                                  [  ]  FOR       [  ] AGAINST     [  ] ABSTAIN

2.  Elect directors:       1 - David C. Carlson                              [  ] FOR all nomi-      [  ] WITHHOLD AUTHORITY
                           2 - Ismail Kurdi                                       nees listed to the      to vote for all nominees
                           3 - Justin M. MacIntosh                                left (except as         listed to the left.
                           4 - James L. Mandel                                    specified below).
                           5 - Alan M. Missroon, Jr.

(Instructions:  To  withhold  authority  to vote  for any  individual  nominee,  [__________________________________________]
write the name of the nominee(s) in the box provided to the right).

3.  Ratify selection of Virchow, Krause & Company, LLP as independent            [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN
     auditors

4. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate box.
Indicate changes below:
Address Change?  [  ]     Name Change?  [  ]      Date____________       NO. OF SHARES

                                            Attending Meeting?  [  ]   [____________________________________________]
                                                                       Signature(s) in Box

                                                                       PLEASE DATE AND SIGN ABOVE exactly as name
                                                                       appears at the left indi- cating, where
                                                                       appropriate, official position or
                                                                       representative capacity. For stock held in
                                                                       joint tenancy, each joint tenant should
                                                                       sign.